UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

AVRA INC.

(Exact name of registrant as specified in charter)

Nevada	333-182130	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

Exchange, Ocho Rios, P.O., St. Anna, Jamaica, West Indies	N/A
(Address of principal executive offices)	(Zip Code)

876-975-5471

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Director

On May 30, 2014, the sole member of the board of directors (the “Board”) of Avra, Inc. (the “Company”) David Bailey submitted a letter of resignation as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of the Company to the Board.  Mr. Bailey’s resignation is effective immediately.  Mr. Bailey’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Election of Director

On May 30, 2014, the Board approved the election of Stephen Shepherd as President, Chief Executive Officer, Chief Financial Officer, and Director of the Company.  Also on May 30, 2014, the Board approved the election of Xiaojian Lu as Secretary and Chief Marketing Officer of the Company.

Stephen Shepherd, age 35, has 15 years’ experience with various financial institutions in the financial services sales & marketing industry. He formed Marketing Inteligente SRL, a marketing consulting company, in December of 2008 and presently serves as its President.  From April 2011 to December 2012, Mr. Shepherd was a Senior Investment Consultant in the Dominican Republic for St. James International, a firm of independent investment brokers.  Mr. Shepherd studied Business Economics while attending the University of Leicester from 1996 to 1999.

Mr. Shepherd’s professional qualifications include a Financial Planning Certificate from The Chartered Insurance Institute of the United Kingdom as well as a Certificate of Regulated General Insurance and a Certificate in Mortgage Advice and Practice from The Institute of Financial Services also located in the United Kingdom.

Xiaojian Lu, age 30, has, since June 2012, worked as the Technical Manager for Hangzhou Dianchuang Science and Technology Co. Ltd.  Prior to this Mr. Lu worked as a Technical Supervisor for Changhuatong Online Telephone Co. Ltd. from December 2009 to June 2012 and as a Division Manager for Hangzhou Youheng Internet Science Technology Co. Ltd. from May 2008 to December 2009.

Mr. Lu studied Computer Science at Zhejiang University in Hangzhou, Zhejiang Province where he received his Bachelor’s Degree.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Shepherd or Mr. Lu.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Material Plans, Contracts or Arrangements and Employment Agreements

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.  In addition, the Company has not entered into any employment agreements with any of its officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

AVRA INC.

DATED: June 5, 2014	By:	/s/ Stephen Shepherd
Stephen Shepherd